UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

MEDIACOM BROADBAND LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-72440	06-1615412
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The operating subsidiaries of Mediacom Broadband LLC (the “Registrant”) have a senior secured credit facility (the “Broadband credit facility”) that consists of revolving credit commitments and term loans. On August 20, 2012, the operating subsidiaries of the Registrant entered into an Amended and Restated Credit Agreement that provides for a new term loan under the Broadband credit facility in the principal amount of $200.0 million (“Term Loan G”). On August 20, 2012, the full amount of Term Loan G was borrowed by the operating subsidiaries of the Registrant. Following the borrowing of Term Loan G, there are three term loans outstanding under the Broadband credit facility (Term Loan D, Term Loan F and Term Loan G).

Borrowings under Term Loan G bear interest at a floating rate or rates equal to, at the option of the operating subsidiaries of the Registrant, the Eurodollar Rate or the Base Rate (each as defined in the related credit agreement, as amended), plus a margin of 3.00% for Eurodollar Rate loans and a margin of 2.00% for Base Rate loans. The Eurodollar Rate and the Base Rate will be subject to a floor of 1.00%. Term Loan G matures on January 20, 2020, and is subject to quarterly reductions of $500,000 beginning on December 31, 2012. If on or before August 20, 2013, the borrowers prepay Term Loan G from the proceeds of a substantially concurrent borrowing of term loans with an interest rate less than the interest rate applicable to Term Loan G (calculated as provided in the credit agreement, as amended), then the prepayment shall be accompanied by a fee equal to 1.00% of the aggregate principal amount of Term Loan G so prepaid. The obligations of the operating subsidiaries under Term Loan G are governed by the terms of the credit agreement, as amended.

The net proceeds from Term Loan G will be used to repay all outstanding revolving borrowings under the Broadband credit facility, without any reduction of the revolving credit commitments, and for general corporate purposes, which may include the purchase of a portion of the outstanding 8½% senior notes due 2015 of the Registrant and Mediacom Broadband Corporation pursuant to the previously announced tender offer for those notes.

Item 8.01.	Other Events

A copy of the press release announcing the completion and funding of Term Loan G is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated August 20, 2012, regarding Term Loan G

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2012

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer